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                                                                EXHIBIT 10.26(a)

            Complement to the tenancy agreement dated July 13th, 1995 for warehouse (central hall), Dreieichstra(beta)e 7a, 64546 Morfelden


Between:
           real estate company Helmut von Heesen GmbH & Co. KG, represented by Wolfgang Steinweg, management, Gro(beta)e Eschenheimer Stra(beta)e 41a, 60313 Frankfurt/Main, hereafter called "the lessor";

and
           Griffith Laboratories GmbH,
           represented by the manager
           Dreieichstra(beta)e 7-9, 64546 Morfelden, hereafter called "the tenant".

the following complements to the above-mentioned tenancy agreement have been agreed upon:

1. The tenancy agreement is prolonged as from September 1st, 1998 until August 31st, 1999, i.e. for a period of twelve months.

2. The monthly advance payment for attendant expenses now amounts to 450,00 DM, excluding the legal V.A.T. as per the settlement dated July 1st, 1998 for the calendar year 1997.

3. All other stipulations of the tenancy agreement dated July 13th, 1995 remain unchanged.


Frankfurt/Main, August 6th, 1998


Real estate company                                  Griffith Laboratories GmbH
Helmut von Heesen GmbH & Co. KG                      Manager
Management                                           Griffith Micro Science GmbH
                                                     Dreieichstra(beta)e 7,
                                                     D-64546 Morfelden